Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                           TO THE HOLDERS OF:
BANK OF               The Bank of New York, as Trustee under the
  NEW                           LEHMAN CORP. BND-BACKED CTS 1996 WALMART 1
 YORK                           REFERENCE NO.

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as Trustee, submits the following cash basis statement for the calendar month ending June 30, 1996.

INTEREST ACCOUNT
Balance as of December 31, 1995................................           $0.00
        Schedule Income received on securities.................     $725,000.00
        Unscheduled Income received on securities..............           $0.00
        Schedule Interest received from Swap Counterparty......           $0.00
        Unscheduled Interest received from Swap Counterparty...           $0.00
LESS:
        Distribution to Beneficial Holders..........  $361,666.66
        Distribution to Retained Interest Holder....  $362,170.84
        Trustee Fees................................    $1,162.50   $725,000.00
Balance as of June 30, 1996.........................                      $0.00
PRINCIPAL ACCOUNT
Balance as of December 31, 1995..................................
        Scheduled Principal payment received on securities.......         $0.00
LESS:
        Distribution to Beneficial Holders.................     $0.00
Balance as of June 30, 1996......................................         $0.00

                 UNDERLYING SECURITIES HELD AS OF June 30, 1996
Principal
Amount                                      Title of Security
---------                                   -----------------
20,000,000                                  WALMART STORES INC. DEB
                                            CUS# 931142AS2


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